Exhibit 99.1

CONTACT:
Brad Buyce
bbuyce@paylocity.com
404-895-3998

Paylocity Announces Acquisition of Cloudsnap
Integration Automation Platform Reaffirms Commitment to Delivering the Most Modern Workforce Solutions Platform

SCHAUMBURG, IL (January 19, 2022) – Paylocity (NASDAQ: PCTY), a leading provider of cloud-based HR and payroll software solutions, today announces the acquisition of Cloudsnap, Inc., a flexible, low-code solution for integrating disparate business applications.

Cloudsnap’s technology enables seamless integration of systems to automate manual data exchange processes, creating a modern user experience. The company’s integration automation platform facilitates development and deployment of API integrations, allowing clients to automate data flows across systems such as HR and financial applications.

Integrating HR tools with third-party systems has historically relied on manual processes or heavily customized integrations, which are difficult and time-consuming. This often means that HR teams can’t easily share data across business systems and functions, creating business inefficiencies, data errors, and compliance challenges. Cloudsnap's technology will enable Paylocity to deliver modern integrations and seamless data sharing between critical systems more efficiently and effectively, while helping to unify and automate business processes across HR, Finance, Benefits, and other systems.

“Legacy HCM vendors have not designed their systems to support end-to-end processes and data flows across third-party systems, yet HR touches virtually every part of an organization,” said Steve Beauchamp, CEO of Paylocity. “This acquisition will accelerate the speed and flexibility with which organizations can connect data and insights from Paylocity to other mission-critical business applications, so we can continue to provide the most relevant and modern platform for our clients.”

“Data drives businesses, but organizations still struggle with multiple systems that don't connect to each other, and integration continues to pose major challenges to business agility,” said Matt Bradley, CEO of Cloudsnap. “We’re thrilled to join Paylocity at a time when the HR function is so instrumental for a company’s success.”

Paylocity expects Cloudsnap to have an immaterial impact to third quarter and fiscal 2022 financial results and will update financial guidance in the normal course of business in its second quarter fiscal 2022 earnings release.

About Paylocity:

Paylocity (NASDAQ: PCTY) is a leading provider of cloud-based HR and payroll software solutions headquartered in Schaumburg, IL. Founded in 1997 and publicly traded since 2014, Paylocity offers an intuitive, easy-to-use product suite that helps businesses tackle today's challenges while moving them toward the promise of tomorrow. Known for its unique culture and consistently recognized as one of the best places to work, Paylocity accompanies its clients on the journey to create great workplaces and help people achieve their best through automation, data-driven insights, and engagement. For more information, visit www.paylocity.com.

About Cloudsnap:

Cloudsnap enables companies to seamlessly integrate disparate business applications. Cloudsnap removes the burden of manual process, allowing companies to automate data flows across business applications, such as ERPs, CRMs, and HCMs. More information at www.cloudsnap.com.

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Safe Harbor/Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, ability to scale its business, future financial position and performance, future revenues, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek,” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about Paylocity’s acquisition of Cloudsnap, anticipated client benefits, and general business outlook. Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the possibility that the anticipated synergies of the unified solution may not be achieved after closing; the combined operations may not be successfully integrated in a timely manner, if at all; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; challenges related to cybersecurity threats and evolving cybersecurity regulations; general economic conditions in regions in which Paylocity and Cloudsnap do business, including the ongoing impact of the novel coronavirus disease (“COVID-19”) on the U.S. and global economy, including reductions in interest rates, business disruptions, reductions in employment, and an increase in business failures that have occurred or may occur in the future; and the possibility that Paylocity or Cloudsnap may be adversely affected by other economic, business, and/or competitive factors. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Paylocity. In addition, please refer to the other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 6, 2021. Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K, and other filings that Paylocity makes with the SEC. These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events, including events relating to the COVID-19 pandemic and its severity, duration, and ultimate impact, may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events, or otherwise.